Exhibit 99.2

Exhibit 99.2

MasterCard Incorporated Second-Quarter 2014

Financial Results Conference Call

July 31, 2014

©2014 MasterCard. Proprietary

Business Update

Financial & Operational Overview Economic Update Business Highlights

©2014 MasterCard. Proprietary

2nd Quarter Selected Financial Performance

($ in millions, except per share data) Page 3

YOY Growth

As FX

2Q 14 2Q 13 Reported Adjusted

Net revenue $ 2,377 $ 2,096 13% 13%

Total operating expenses 994 868 15% 14%

Operating income 1,383 1,228 13% 12%

Operating margin 58.2% 58.6% (0.5) ppts (0.5) ppts

Net income $ 931 $ 848 10% 9%

Diluted EPS $ 0.80 $ 0.70 14% 14%

Note: Figures may not sum due to rounding. ©2014 MasterCard.

Proprietary

2nd Quarter Gross Dollar Volume (GDV)

($ in billions) Page 4

Worldwide United States Rest of World

13% Growth 9% Growth 15% Growth

$1,200 $1,124

$1,009

$1,000

$501

$785

$800 $441 $699

$600 $ 324

$277

$400 $310 $339

$569 $623

$200 $163 $ 177 $422 $ 461

$147 $ 161

$0

2Q 13 2Q 14 2Q 13 2Q 14 2Q 13 2Q 14

Credit Debit

Notes: 1. Growth rates are shown in local currency ©2014 MasterCard.

2. Figures may not sum due to rounding Proprietary

2nd Quarter Processed Transactions and Cards

Processed Transactions Cards

12% Growth 8% Growth

12,000

10,609 2,000 1,886 2,039

10,000 9,476

700

1,500 697

millions) 8,000

(in millions)

6,000

(in 1,000

4,000

Transactions Cards 1,339

1,189

500

2,000

0 0

2Q 13 2Q 14 2Q 13 2Q 14

MasterCard Cards Maestro Cards

Note: Figures may not sum due to rounding ©2014 MasterCard.

Proprietary

2nd Quarter Revenue

($ in millions) Page 6

2Q 13 2Q 14

$2,500 $2,377

$2,096

$1,500

$912 $1,008 $865 $995

$658 $750

$500 $315 $392

-$ 500

($654) ($768)

-$ 1,500

Domestic Cross-Border Transaction Other Rebates and Total Net Revenue

Assessments Volume Fees Processing Fees Revenues Incentives

As-reported 11% 14% 15% 24% 17% 13%

FX-adjusted 10% 13% 14% 23% 17% 13%

Note: Figures may not sum due to rounding ©2014 MasterCard.

Proprietary

2nd Quarter Operating Expenses

($ in millions) Page 7

2Q 13 2Q 14

$1,200 $994

$868

$800 $621 $740

$400 $186 $173

$61 $81

$0

General Advertising Depreciation Total

& & & Operating

Administrative Marketing Amortization Expenses

As-reported 20% (7%) 30% 15%

FX-adjusted 19% (7%) 30% 14%

Note: Figures may not sum due to rounding ©2014 MasterCard.

Proprietary

Thoughts for the Future

Business update through July 28

Long-Term Performance Objectives

Thoughts for 2014

Revenue

Expenses

Impact from Acquisitions

Tax Rate

FX Impact

©2014 MasterCard.

Proprietary

Master card